Exhibit 21.1
MEDCO HEALTH SOLUTIONS, INC.
List of Wholly-Owned Subsidiaries
As of December 26, 2009

Jurisdiction of
Subsidiary Name	Incorporation/Formation
Accredo Care Network, Inc.	Delaware
Accredo Health, Incorporated	Delaware
Accredo Health Group, Inc.	Delaware
Accredo Health Resources, Inc. (New York)	New York
AHG of New York, Inc.	New York
BioPartners In Care, Inc.	Missouri
CCS America, Inc.	California
CCS Infusion Management, LLC	Delaware
CCSI Holding 3, LLC	Delaware
Critical Care Systems of New York, Inc.	New York
Critical Care Systems, Inc.	Delaware
HCS, Inc.	Delaware
Home Healthcare Resources, Inc.	Pennsylvania
Infinity Infusion Care, Ltd.	Texas
Infinity Infusion II, LLC	Delaware
Infinity Infusion, LLC	Delaware
IntelliCare, Inc.	Delaware
Liberty Direct Services Corporation	Delaware
Liberty Healthcare Group, Inc.	Delaware
Liberty Healthcare Pharmacy of Nevada, LLC	Nevada
Liberty Lane Condominium Association, Inc.	Florida
Liberty Lane Development Company, Inc.	Florida
Liberty Marketplace, Inc.	Delaware
Liberty Medical Response, Inc.	Delaware
Liberty Medical Supply, Inc.	Florida
Medco at Home, L.L.C.	Delaware
Medco CDUR, L.L.C.	Delaware
Medco CHP, L.L.C.	Delaware
Medco Containment Insurance Company of New York	New York
Medco Containment Life Insurance Company	Pennsylvania
Medco Continuation Health, L.L.C.	Delaware
Medco Europe, L.L.C.	Delaware
Medco Health, L.L.C.	Delaware
Medco Health New York Independent Practice Association, L.L.C.	New York
Medco Health Puerto Rico, L.L.C.	Delaware
Medco Health Receivables, L.L.C.	Delaware
Medco Health Services, Inc.	Delaware
Medco Health Solutions GmbH	Germany
Medco Health Solutions of Columbus North, Ltd.	Ohio
Medco Health Solutions of Columbus West, Ltd.	Ohio
Medco Health Solutions of Fairfield, L.L.C.	Pennsylvania
Medco Health Solutions of Franklin Lakes, L.L.C.	New Jersey
Medco Health Solutions of Henderson, Nevada, L.L.C.	Delaware
Medco Health Solutions of Hidden River, L.C.	Florida
Medco Health Solutions of Illinois, L.L.C.	Delaware
Medco Health Solutions of Indiana, L.L.C.	Delaware
Medco Health Solutions of Irving, L.L.C.	Delaware
Medco Health Solutions of Las Vegas, L.L.C.	Nevada
Medco Health Solutions of Netpark, L.L.C.	Delaware
Medco Health Solutions of North Versailles, L.L.C.	Pennsylvania
Medco Health Solutions of Richmond, L.L.C.	Virginia
Medco Health Solutions of Spokane, Inc.	Washington
Medco Health Solutions of Spokane, L.L.C.	Delaware
Medco Health Solutions of Texas, L.L.C.	Texas
Medco Health Solutions of Willingboro, L.L.C.	New Jersey
medcohealth.com, L.L.C.	New Jersey
Medco Pharmacy, L.L.C.	Delaware
Medco Research Institute, L.L.C.	Delaware
Merck-Medco of Willingboro Urban Renewal, L.L.C.	New Jersey
MWD Insurance Company	New York
National Rx Services Inc. of Missouri	Missouri
National Rx Services No. 3, Inc. of Ohio	Ohio
PolyMedica Corporation	Massachusetts
Proherant Health, Inc.	Delaware
Systemed, L.L.C.	Delaware